ASSET PURCHASE AGREEMENT

                          dated as of January 22, 1997,

                                  by and among

                         COGNITIVE COMMUNICATIONS, INC.,

                                  SUSAN WIENER,

                                 MICHAEL RUDNICK

                                       and

                          COGNITIVE COMMUNICATIONS, LLC

                                TABLE OF CONTENTS



1.  Definitions..............................................................1
    -----------
    1.1      Defined Terms...................................................1
             -------------
    1.2      Use of Defined Terms............................................8
             --------------------
    1.3      Accounting Terms................................................8
             ----------------
    1.4      Sections, Exhibits and Schedules................................8
             --------------------------------
    1.5      Miscellaneous Terms.............................................8
             -------------------

2.  Sale and Payment.........................................................8
    ----------------
    2.1      Sale and Purchase of the Assets.................................8
             -------------------------------
    2.2      CCL-DL Interests................................................8
             -----------------
    2.3      Assumption of Liabilities.......................................9
             -------------------------
    2.4      Allocation of Consideration.....................................9
             ---------------------------

3.  The Closing..............................................................9
    -----------

4.  Representations and Warranties of the Seller and the Stockholders........9
    -----------------------------------------------------------------
    4.1      Organization, Good Standing, Power and Qualification............9
             ----------------------------------------------------
    4.2      Capital Structure..............................................10
             -----------------
    4.3      Subsidiaries...................................................10
             ------------
    4.4      Consents.......................................................10
             --------
    4.5      No Conflict....................................................10
             -----------
    4.6      No Brokers.....................................................11
             ----------
    4.7      Investment Purpose; Private Placement..........................11
             -------------------------------------
    4.8      Disclosure.....................................................12
             ----------
    4.9      Financial Statements...........................................12
             --------------------
    4.10     Absence of Undisclosed Liabilities.............................12
             ----------------------------------
    4.11     Absence of Specified Changes...................................12
             ----------------------------
    4.12     Taxes..........................................................14
             -----
    4.13     Insurance......................................................15
             ---------
    4.14     Contracts......................................................15
             ---------
    4.15     Real Property..................................................16
             -------------
    4.16     Tangible Property..............................................17
             -----------------
    4.17     Intangible Property; Intellectual Property.....................18
             ------------------------------------------
    4.18     Software.......................................................18
             --------
    4.19     Employee Benefit Plans.........................................19
             ----------------------
    4.20     Employees......................................................21
             ---------
    4.21     Inventory......................................................21
             ---------
    4.22     Accounts Receivable............................................21
             -------------------
    4.23     Customers and Suppliers........................................21
             -----------------------

    4.24     Compliance With Laws...........................................22
             --------------------
    4.25     Licenses and Permits...........................................22
             --------------------
    4.26     Legal Proceedings..............................................22
             -----------------
    4.27     Absence of Certain Practices...................................23
             ----------------------------
    4.28     Intercompany Transactions......................................23
             -------------------------
    4.29     Books and Records..............................................23
             -----------------
    4.30     Bulk Sales and Transfer Taxes..................................23
             -----------------------------
    4.31     Assets.........................................................23
             ------

5.  Representations and Warranties of the Purchaser.........................24
    -----------------------------------------------
    5.1      Organization, Standing, Power and Qualification................24
             -----------------------------------------------
    5.2      Authorization..................................................24
             -------------
    5.3      No Conflict....................................................25
             -----------
    5.4      Consents.......................................................25
             --------
    5.5      Legal Proceedings..............................................25
             -----------------
    5.6      No Brokers.....................................................25
             ----------
    5.7      Disclosure.....................................................25
             ----------

6.  Covenants and Other Agreements..........................................25
    ------------------------------
    6.1      Employment, Incentive Compensation and Put Agreements;
             Sale Options; Managers.........................................26
             ----------------------
    6.2      Reasonable Efforts; Further Assurances.........................26
             --------------------------------------
    6.3      Collections....................................................26
             -----------
    6.4      Option Plan....................................................27
             -----------
    6.5      Change of Name.................................................27
             --------------

7.  Deliveries by the Seller and the Stockholders at the Closing............27
    ------------------------------------------------------------

8.  Deliveries by the Purchaser at the Closing..............................28
    ------------------------------------------
    9.1      Survival of Representations, Warranties, Covenants
             and Agreements.................................................29
             --------------
    9.2      General Indemnity..............................................29
             -----------------
    9.3      Claims.........................................................30
             ------
    9.4      Disputes.......................................................31
             --------

10. Cooperation.............................................................31
    -----------

11. Registration Rights.....................................................32
    -------------------
    11.1     Demand Registration............................................32
             -------------------
    11.2     Piggyback Registration.........................................33
             ----------------------
    11.3     Conditions to Registration.....................................33
             --------------------------
    11.4     Provisions Regarding Registration Generally....................33
             -------------------------------------------
    11.5     Registration Procedures........................................34
             -----------------------
    11.6     Indemnification................................................35
             ---------------

12. Miscellaneous...........................................................36
    -------------
    12.1     Fees and Expenses..............................................36
             -----------------
    12.2     Publicity; Confidentiality.....................................36
             --------------------------
    12.3     Headings.......................................................37
             --------
    12.4     Notices........................................................37
             -------
    12.5     Successors and Assigns.........................................38
             ----------------------
    12.6     Governing Law: Consent to Jurisdiction.........................38
             --------------------------------------
    12.7     Entire Agreement...............................................39
             ----------------
    12.8     Counterparts...................................................39
             ------------
    12.9     Severability...................................................39
             ------------
    12.10    No Prejudice...................................................39
             ------------
    12.11    No Third Party Beneficiaries...................................39
             ----------------------------
    12.12    Amendment and Modification.....................................39
             --------------------------
    12.13    Waiver.........................................................39
             ------
    12.14    Right to Setoff................................................39
             ---------------

                                    SCHEDULES

    Schedule 2.1(a)   -       Excluded Assets
    Schedule 2.1(b)   -       Assets
    Schedule 2.3      -       Assumed Contracts
    Schedule 4.1      -       Qualification of the Seller
    Schedule 4.2      -       Capital Structure
    Schedule 4.4      -       Seller's and Stockholders' Consents
    Schedule 4.9      -       Financial Statements
    Schedule 4.10     -       Absence of Undisclosed Liabilities
    Schedule 4.11     -       Absence of Specified Changes
    Schedule 4.12     -       Taxes
    Schedule 4.13     -       Insurance
    Schedule 4.14     -       Contracts
    Schedule 4.15     -       Real Property
    Schedule 4.16     -       Tangible Property
    Schedule 4.17     -       Intangible Property
    Schedule 4.18     -       Software
    Schedule 4.19     -       Employee Benefit Plans
    Schedule 4.20     -       Employees
    Schedule 4.23     -       Customers and Suppliers
    Schedule 4.24     -       Judgments
    Schedule 4.25     -       Licenses and Permits
    Schedule 4.26     -       Legal Proceedings
    Schedule 4.28     -       Intercompany Transactions
    Schedule 5.4      -       Purchaser's Consents

                                    EXHIBITS

    Exhibit A         -        Bill of Sale
    Exhibit B         -        Agreement among IPL, Seller and Optionholders
    Exhibit C         -        Employment Agreements
    Exhibit D         -        Incentive Compensation Agreement
    Exhibit E         -        Put Agreement
    Exhibit F         -        Sale Options
    Exhibit G         -        Opinion of Seller's and Stockholders' Counsel
    Exhibit H         -        Limited Liability Company Operating Agreement of
                               the Purchaser
    Exhibit I         -        Opinion of Purchaser's Counsel

                            ASSET PURCHASE AGREEMENT

    THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of January 22, 1997, by and among Cognitive Communications, Inc., a Connecticut corporation (the "Seller"), Susan Wiener and Michael Rudnick (collectively, the "Stockholders") and Cognitive Communications, LLC, a Delaware limited liability company (the "Purchaser") which is a majority-owned subsidiary of Manhattan
Transfer/Edit, Inc., a Delaware corporation ("MTE") which is a wholly-owned subsidiary of International Post Limited, a Delaware corporation ("IPL").

                              W I T N E S S E T H :

    WHEREAS, the Seller is in the business of providing strategic consulting services in the area of communications and content strategy for, and research relating to the implementation of, and the design and production of, intranets, extranets and internets and is 100% owned by the Stockholders; and

    WHEREAS, the Purchaser desires to acquire from the Seller, and the Seller desires to sell to the Purchaser, certain of the Seller's assets and properties, on the terms and subject to the conditions set forth in this Agreement.

    NOW,  THEREFORE,   in  consideration  of  the  foregoing  premises  and  the
representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.  Definitions

    1.1 Defined Terms. As used herein, the following terms shall have the following meanings:

             Affiliate: With respect to any Person, any director or officer of such Person and any member of the immediate family of any such director or officer and any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such Person.

             Affiliate Contracts:  Defined in Section 4.20.

             Agreement: This Asset Purchase Agreement, including all of the Exhibits and Schedules annexed hereto.

             Assets: All of the Seller's properties, assets, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description (including all Intangible Property, Tangible Property and Real Property of the Seller), except the Excluded Assets and any Assets disposed of by the Seller prior to the Closing not in violation of this Agreement, whether owned or leased or otherwise possessed, used or held for use in the Business, whether or not described in the Schedules to this Agreement and whether or not reflected on the Financial Statements, now in existence or hereafter acquired by the Seller prior to the Closing.

             Assumed Contracts: All Contracts which are listed on Schedule 2.3 annexed hereto or which the Purchaser shall agree to assume in writing prior to the Closing.

             Assumed Liabilities: The liabilities, duties and obligations of the Seller expressly agreed to be assumed by the Purchaser pursuant to Section 2.3(a) and such other liabilities, duties and obligations of the Seller, if any, as the Purchaser, in its sole discretion, shall expressly agree to assume in writing prior to the Closing.

             Base EBITDA: (a) With respect to the Purchaser's fiscal year ending July 31, 1998, One Million One Hundred Thousand Dollars ($1,100,000) and (b) with respect to the Purchaser's fiscal years ending July 31, 1999; July 31, 2000; July 31, 2001 and July 31, 2002, the greater of (i) One Million One Hundred Thousand Dollars ($1,100,000) and (ii) the Purchaser's highest EBITDA for any previous fiscal year.

             Benefit Plans:  Defined in Section 4.19.

             Bill of Sale: A Bill of Sale and Assignment and Instrument of Assumption substantially in the form annexed hereto as Exhibit A.

             Business: The business currently conducted by the Seller, including, without limitation, providing strategic consulting services in the area of communications and content strategy for, and research relating to the implementation of, and the design and production of, intranets, extranets and internets.

             Business Day: Any day of the year on which banks are not required or authorized to be closed in the State of New York.

             Cash Portion:  Defined in Section 2.1.

             CCL-DL Interests: Defined in Section 2.2.

             CCL-DL Membership Interests: The ownership interests in the Purchaser.

             Closing:   Defined in Article 3.

             Closing Date:  Defined in Article 3.

             Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

             Commission:  Securities and Exchange Commission.

             Company Group Member: The Seller and its subsidiaries and predecessors, if any, and (i) each Person that is or was at any time within the preceding five (5) Benefit Plan years a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Seller or any of its subsidiaries or predecessors, if any, (ii) each trade or business, whether or not incorporated, that is or was at any time within the preceding five (5) Benefit Plan years under common control (within the meaning of Section 414(c) of the Code) with the Seller or any of its subsidiaries or predecessors, if any, and (iii) each trade or business, whether or not incorporated, that is or was at any time a member of the same affiliated service group (within the meaning of Sections 414(m) and (o) of the Code) as the Seller or any of its subsidiaries or predecessors.

             Consents: All governmental and third party consents, permits, approvals, orders, authorizations, qualifications, and waivers necessary for the consummation of the transactions contemplated by this Agreement or that thereafter may be necessary to effectuate the transfer or renewal of any Contract, License and Permit or other license, permit, approval, order, authorization, qualification or waiver.

             Contingent Payment: For each of the Seller's fiscal years ending July 31, 1998; July 31, 1999; July 31, 2000; July 31, 2001 and July 31, 2002,
the lesser of (a) the amounts distributed to the Stockholders under the Profit-Sharing Program for such fiscal year, as defined in, and in accordance with, the Incentive Compensation Agreement and (b) an amount equal to the difference between (i) the sum of twenty five percent (25%) (the "Contingent Percentage") of the Base EBITDA for such fiscal year and (ii) any amounts distributed, or to be distributed, to the Stockholders for such fiscal year as a result of their ownership interests in the Purchaser. Termination of either Stockholder's Employment Agreement (x) by the Purchaser for Cause, as defined in the Employment Agreement, or (y) by either Stockholder other than due to Constructive Termination, as defined in the Employment Agreement, will reduce the Contingent Percentage to (1) 12.5% in the event of the termination of one such Stockholder and (2) 0% in the event of the termination of both Stockholders. Termination of either Stockholder's Employment Agreement (A) by the Purchaser other than for Cause, (B) by either Stockholder as a result of Constructive Termination or (C) upon such Stockholder's death or disability will not affect the Contingent Percentage after such termination.

             Contract: Any contract, agreement, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, instrument or other similar document or agreement, whether written or oral.

             Demand Registration:  Defined in Section 11.1(a).

             Dollars or "$": The legal currency of the United States of America.

             EBITDA: Earnings before interest, taxes, depreciation and amortization, calculated in accordance with GAAP; provided, however, that EBITDA shall be computed by taking into account directly allocated overhead expenses of MTE and/or IPL with respect to the Purchaser, including property and casualty insurance, workmen's compensation, employee fringe benefit costs, and other direct costs normally allocated by MTE and/or IPL among their respective Subsidiaries based in part on the size of such Subsidiaries, and by excluding:
(a) all special overhead charges of the Purchaser (including the 3% of revenues overhead charge) and (b) the cost of all term life, health, accident and/or other insurance covering any employee of the Purchaser for which it or any of its Subsidiaries or Affiliates, including MTE and/or IPL, is the beneficiary.

             Employment Agreements:  Defined in Section 6.1.

             Environmental   Laws:  Any  Laws  relating  to  the  regulation  or
protection  of  human  health,  safety  or  the  environment  or  to  emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants (including asbestos), chemicals or industrial, toxic or hazardous substances or wastes.

             ERISA: The Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

             Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

             Excluded Assets:  The assets and properties of the Seller listed on
Schedule 2.1(a) annexed hereto.

             GAAP: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, applied on a consistent basis and consistent with past practices.

             Governmental Authority: Any United States or foreign governmental authority, including all agencies, bureaus, commissions, authorities or bodies of the federal government or any state, county, municipal or local government, including any court, judge, justice or magistrate.

             Holder: The holders of the CCL-DL Interests, the Incentive Options and the Incentive Option Interests.

             Incentive Compensation Agreement: Defined in Section 6.1.

             Incentive Options: Defined in the Incentive Compensation Agreement.

             Incentive  Option  Interests:   The  CCL-DL  Membership   Interests
issuable upon exercise of the Incentive Options, as defined in the Incentive Compensation Agreement.

             Installment Payments:  Defined in Section 2.1.

             Insurance:  Defined in Section 4.13.

             Intangible Property: All Contracts, certificates of deposit, bank accounts, securities, partnership or other ownership interests, rights to receive money or property by assignment, future interests, claims and rights against third parties, accounts receivable, notes receivable, Intellectual Property, prepaid expenses, acquisition costs and other intangible property (other than Software) of any nature owned, leased, licensed, used or held for use, directly or indirectly, by, on behalf of or for the account of a Person.

             Intellectual Property: All patents, trademarks, trademark rights, trade names, product designations, service marks, copyrights, other intellectual property, and applications for any of the foregoing, owned, leased, licensed, used or held for use, directly or indirectly, by, on behalf of or for the account of a Person.

             IPL:  International Post Limited, a Delaware corporation.

             IPL Agreement: The agreement by and among IPL, the Seller and the Optionholders substantially in the form annexed hereto as Exhibit B.

             Judgment: Any judgment, writ, order, injunction, determination, award or decree of or by any Governmental Authority.

             Law: Any statute, ordinance, code, rule, regulation, order or other law enacted, adopted, promulgated, applied or followed by any Governmental Authority.

             Licenses and Permits: Defined in Section 4.25.

             Lien: Any security agreement, financing statement (whether or not filed), security or other interest, conditional sale or other title retention agreement, lease, consignment or bailment given for security purposes, lien, charge, restrictive agreement, mortgage, deed of trust, indenture, pledge, option, encumbrance, limitation, restriction, adverse interest, constructive or other trust, claim, charge, attachment, exception to or defect in title or other ownership interest (including reservations, rights of entry, possibilities or reverter, encroachments, easements, rights of way, restrictive covenants and licenses) of any kind, whether direct, indirect, accrued or contingent.

             Material Adverse Effect: Defined in Section 4.1.

             MTE: Manhattan Transfer/Edit, Inc., a Delaware corporation.

             Optionholders:  Each of the Stockholders and Mr. David Leveen.

             PBGC:  The Pension Benefit Guaranty Corporation.

             Person: Any individual, trustee, corporation, general or limited partnership, limited liability partnership, limited liability company, joint venture, joint stock company, bank, firm, Governmental Agency, trust, association, organization or unincorporated entity of any kind or nature whatsoever.

             Piggyback Registration:  Defined in Section 11.2.

             Providee:  Defined in Section 12.2.

             Provider:  Defined in Section 12.2.

             Purchaser:  Cognitive  Communications,   LLC,  a  Delaware  limited
liability company.

             Purchaser's Counsel: The law firm of Shereff, Friedman, Hoffman & Goodman, LLP.

             Purchase Price:  Defined in Section 2.1.

             Real Property: All realty, fixtures, easements, rights-of-way and other interests (excluding Tangible Property) in real property, buildings, improvements and construction-in-progress.

             Registrable Securities: The CCL-DL Interests and the Incentive Option Interests (and any equity securities of the Purchaser issued as (or issuable upon the conversion or exercise of any right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities). Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 under the Securities Act or sold in a private transaction in which the transferor's rights under Article 11 are not assigned.

             Registration Expenses:  Defined in Section 11.4.

             Returns: All returns, declarations and reports and all information returns and statements of any kind or nature whatsoever.

             Sale Options:  Defined in Section 6.1.

             Seller: Cognitive Communications, Inc., a Connecticut corporation.

             Seller's and Stockholders' Counsel: The law firm of Roberts, Sheridan & Kotel.

             Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

             Stockholders: Susan Wiener and Michael Rudnick.

             Software: All electronic data processing systems, information systems, computer software programs, program specifications, charts, procedures, source codes, input data, routines, data bases, report layouts, formats, record file layouts, diagrams, functional specifications, narrative descriptions, flow charts and other related material developed specifically for the Seller and used, licensed, leased or owned, directly or indirectly, by the Seller.

             Subsidiary: With respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the issued and outstanding stock or equivalent thereof having ordinary voting power is owned or controlled by such Person, by one or more Subsidiaries or by such Person and one or more Subsidiaries.

             Survival Period:  Defined in Section 9.1.

             Surviving Lien: Any Lien affecting the Assets which the Purchaser, prior to the Closing, expressly agrees in writing or by a notation on a Schedule shall survive the Closing.

             Tangible Property: All cash, furnishings, machinery, equipment, computer systems and Software, supplies, inventories, vehicles, books and records and other tangible property and facilities of any kind or nature whatsoever.

             Taxes: All foreign, federal, state, county, local and other taxes, levies, impositions, deductions, charges and withholdings, including any interest, penalties or additions thereto. Taxes shall include, but not be limited to, income, franchise, gross receipts, sales, commercial rent and employment taxes.

             Unassumed Liabilities: Any and all liabilities, duties and obligations of, and claims against or relating to, the operation of the Business by the Seller or the ownership, possession or use of any of the Assets prior to the Closing, whether accrued, unaccrued, absolute, contingent, known or unknown, asserted or unasserted and whether now existing or arising at any time prior to, at, or after the Closing (including, without limitation, all liabilities of the Seller to any of the Stockholders, or to any employee, consultant, officer or director of the Seller, or to their respective spouses and/or children and/or Affiliates, in any amount whatsoever) and any Lien upon any of the Assets, except only the Assumed Liabilities and Surviving Liens.

    1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class. The use of any gender shall be applicable to all genders.

    1.3 Accounting Terms. All accounting terms not otherwise defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP.

    1.4 Sections, Exhibits and Schedules. References in this Agreement to Sections, Exhibits and Schedules are to Sections, Exhibits and Schedules of and to this Agreement. All Exhibits and Schedules to this Agreement are hereby incorporated herein by this reference as if fully set forth herein.

    1.5 Miscellaneous Terms. The term "or" shall not be exclusive. The terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific article, section, paragraph or clause where such terms may appear. The term "including" shall mean "including, but not limited to."

2.  Sale and Payment.

    2.1 Sale and Purchase of the Assets. Upon the terms and subject to the conditions of this Agreement, and on the basis of the representations and warranties contained in this Agreement, the Seller agrees that, on the Closing Date, it will sell, assign, convey, transfer and deliver to the Purchaser, and the Purchaser agrees to acquire, accept and receive from the Seller, for the Purchase Price and in the manner herein below provided, all of the Seller's rights, title and interests in and to all of the Assets. The Seller and the Stockholders have endeavored to list all of the Assets with a value in excess of $1,000 as of the date hereof on Schedule 2.1(b) annexed hereto.

             In consideration of the sale, assignment, conveyance, transfer and delivery of the Assets to the Purchaser, the Purchaser shall pay, as the purchase price therefor, an aggregate of $600,000 (the "Purchase Price"). The Purchaser shall pay the Purchase Price by payment to the Seller of (a) $50,000 at the Closing, by wire transfer of immediately available funds to an account or accounts designated by the Seller or by check payable to the Seller (the "Cash Portion") and (b) $550,000, in eleven (11) equal installments of $50,000 each, payable on each of the first eleven (11) month anniversaries of the Closing Date, by wire transfer of immediately available funds to an account or accounts designated by the Seller or by check payable to the Seller (the "Installment Payments"). Notwithstanding anything contained herein to the contrary, the Purchaser agrees that it shall not be entitled to off-set any claims (whether for indemnification hereunder or otherwise) against the Seller and/or any of the Stockholders against any of the Installment Payments.

    2.2 CCL-DL Interests. Simultaneously with the Closing, the Purchaser shall issue and sell to the Stockholders an approximate 2% ownership interest in the Purchaser for an aggregate purchase price of $1.00 (the "CCL-DL Interests").

    2.3      Assumption of Liabilities.

             (a) Subject to the terms and conditions of this Agreement, the Purchaser shall assume as of the Closing all of the Seller's obligations to be performed after the Closing Date pursuant to the express terms of the Assumed Contracts; provided, however, that in no event shall the Purchaser assume or otherwise be bound by or responsible or liable for any liability, duty or obligation incurred by the Seller in violation of the provisions of this Agreement or which is not disclosed in writing to the Purchaser prior to the Closing Date or any liability, duty or obligation arising out of a breach, violation or default by the Seller of or under any Assumed Contract or other Assumed Liability, any Law or Judgment (including any event occurring or fact or circumstance existing as of or prior to the Closing Date that, with the passage of time or the giving of notice or both, may become such a breach, violation or default).

             (b) The Purchaser shall not assume or otherwise be bound by or responsible or liable for any Unassumed Liabilities.

             (c) The Seller and the Stockholders covenant and agree that they shall use their best efforts to cause, prior to or simultaneously with the Closing Date, all Unassumed Liabilities of the Seller to be paid, discharged and performed in full or shall obtain from the persons to whom such Unassumed Liabilities are owed, unconditional releases, in form and substance reasonably satisfactory to the Purchaser and its counsel, of the Purchaser and the Assets and Business from all responsibilities, liabilities and claims with respect to such Unassumed Liabilities.

    2.4 Allocation of Consideration. The Purchaser and the Seller hereby agree that the Purchase Price and the other consideration to be payable by the Purchaser in connection with the sale and purchase of the Assets shall be allocated by the Purchaser and the Seller among the Assets in accordance with their relative fair market values as soon as practical after the Closing (but in any event within thirty days). Such agreed allocation will be intended to comply with Section 1060 of the Code, and the Purchaser and the Seller hereby agree to report the transactions contemplated by this Agreement for Federal income tax purposes in accordance with such allocation.

3. The Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third Avenue, New York, New York, on the date this Agreement is executed by the parties hereto (the day on which the Closing takes place is referred to herein as the "Closing Date").

4. Representations and Warranties of the Seller and the Stockholders. Each of the Seller and the Stockholders, jointly and severally, hereby represent and warrant to the Purchaser as follows:

    4.1 Organization, Good Standing, Power and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Connecticut, and has all necessary power and authority to carry on its business as currently conducted, to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Seller and the Stockholders and, assuming due authorization, execution and delivery by the Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Seller and the Stockholders enforceable against such parties in accordance with its terms, except as may be limited by bankruptcy, reorganization, moratorium, fraudulent conveyance and insolvency Laws and by other Laws affecting the rights of creditors generally and except as may be limited by the availability of equitable remedies. The Seller is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction set forth on Schedule 4.1 annexed hereto, and such jurisdictions constitute the only jurisdictions where the character of the assets owned or leased by the Seller and/or the nature of the activities conducted by the Seller makes such licensing or qualification necessary, except where the failure to be so licensed or qualified is not reasonably likely to have a material adverse effect on the Seller's financial condition, assets, results of operations, future prospects (business, financial or otherwise) or the Business as currently conducted by the Seller or as proposed to be conducted by the Purchaser after the Closing (a "Material Adverse Effect")(provided, however, that only with respect to the provisions of this Section 4.1, the "Business proposed to be conducted by the Purchaser after the Closing" shall assume that the Purchaser proposes to conduct the Business after the Closing substantially the same as the Seller conducted the Business immediately prior to the Closing).

    4.2 Capital Structure. The authorized, issued and outstanding capital stock of the Seller is set forth on Schedule 4.2 annexed hereto. The Stockholders are the only holders of the issued and outstanding capital stock of the Seller. Each of the Stockholders owns on the date hereof, and shall own on the Closing Date, the number of shares of common stock of the Seller set forth on Schedule 4.2 annexed hereto, free and clear of all Liens.

    4.3 Subsidiaries. The Seller does not have any Subsidiaries or control, directly or indirectly, or have any direct or indirect equity participation in, any Person.

    4.4 Consents. Except as set forth on Schedule 4.4 annexed hereto, the execution and delivery of this Agreement by the Seller and the Stockholders do not, and the consummation of the transactions contemplated hereby shall not, require any Consents to be obtained by any of the Seller or the Stockholders.

    4.5 No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby shall not, result in or constitute (a) a default, breach or violation of the organizational documents of the Seller or any Contract to which any of the Seller or the Stockholders is a party or by which any of the assets or properties of any of the Seller or the Stockholders may be bound or affected; (b) an event which (with notice or lapse of time or both) would permit any Person to terminate, accelerate the performance required by, or accelerate the maturity of any indebtedness or obligation of any of the Seller or the Stockholders under any Contract to which any of the Seller or the Stockholders is a party or by which any of the assets or properties of any of the Seller or the Stockholders may be bound or affected;
(c) the creation or
imposition of any Lien on the Assets; or (d) subject to the receipt of the Consents required as set forth on Schedule 4.4 annexed hereto, a violation of any Law or Judgment of any Government Authority or any other restriction of any kind or character by which any of the Seller or the Stockholders or any of the assets or properties of any of the Seller or the Stockholders may be bound or affected.

    4.6 No Brokers. None of the Seller (or any of its officers, directors, employees or agents) or the Stockholders has entered into any Contract, arrangement or understanding with any Person which may result in the obligation of any party hereto to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with this Agreement or the transactions contemplated hereby.

    4.7      Investment Purpose; Private Placement.

             (a) Each of the Stockholders is acquiring the CCL-DL Interests solely for the purpose of investment and not with a view to the distribution thereof, and each of the Stockholders acknowledge that the CCL-DL Interests are not registered under the Exchange Act and that the acquisition of the CCL-DL Interests is not registered under the Securities Act. Therefore, each of the Stockholders acknowledge that the CCL-DL Interests may not be transferred, sold, hypothecated or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities Laws, as applicable.

             (b) Each of the Stockholders acknowledge that the CCL-DL Interests involve a great deal of risk and that there is no existing or other market for the CCL-DL Interests. Each of the Stockholders are able to (i) bear the economic risk of their investment in the Purchaser, (ii) afford a complete loss of such investment and (iii) hold indefinitely the CCL-DL Interests. In reaching an informed decision to invest in the Purchaser, each of the Stockholders has obtained sufficient information to evaluate the merits and risks of an investment in the Purchaser. In that connection, representatives of the Purchaser have (x) fully and satisfactorily answered all questions which each of the Stockholders desired to ask concerning the Purchaser and its business, and
(y) furnished each of the Stockholders with any additional information or documents requested to verify the accuracy of or supplement any information previously delivered to or discussed with each of the Stockholders.

             (c) None of the Stockholders has construed the contents of this Agreement or any additional agreement with respect to their proposed investment in the Purchaser, or any prior or subsequent communications from the Purchaser, or any of its officers, managers, employees or representatives, as investment, tax or legal advice or as information necessarily applicable to the particular financial situation of any Stockholder. The Stockholders have consulted their own financial advisors, tax advisors, legal counsel and accountants, as necessary or desirable, as to matters concerning their respective investment in the Purchaser.

             (d) Each of the Stockholders are "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

    4.8 Disclosure. No representation, warranty or statement made by any of the Seller or the Stockholders in this Agreement, the Exhibits attached hereto, or in any other material furnished or to be furnished by any of the Seller or the Stockholders to the Purchaser or its representatives, attorneys and accountants pursuant to or in connection with this Agreement or the transactions contemplated hereby, contains or shall contain any untrue statement of a material fact, or omits or shall omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

    4.9 Financial Statements. Schedule 4.9 annexed hereto contains a complete and correct copy of the Trial Balance and General Ledger of the Seller as of October 31, 1996 and schedules of the Seller's accounts receivable and accounts payable as of January 14, 1997 (collectively, the "Financial Statements"). The Financial Statements has been prepared in accordance with the books and records of the Seller and fairly present the Seller's financial position, assets and liabilities as of the date set forth therein.

    4.10 Absence of Undisclosed  Liabilities.  Except to the extent set forth on
Schedule 4.10 annexed hereto and in the Financial Statements, the Seller does not have any indebtedness, duty, responsibility, liability or obligation of any nature, whether absolute, accrued, contingent or otherwise, whether as principal, agent, partner, co-venturer, guarantor or in any capacity whatsoever, related to or arising from the operation of its business or other ownership, possession or use of its assets or properties.

    4.11 Absence of Specified Changes. Except as set forth on Schedule 4.11 annexed hereto, since October 31, 1996, there has not been with respect to the Seller any:

             (a) event which has had or which is reasonably likely to have a Material Adverse Effect;

             (b) transaction not in the ordinary course of business, including any sale of all or substantially all of the assets of the Seller or any merger of the Seller and any other entity;

             (c) material damage, destruction or loss, whether or not insured, affecting the Business, as currently conducted by the Seller or as proposed to be conducted by the Purchaser after the Closing, or any assets of the Seller;

             (d) failure to maintain in full force and effect substantially the same level and types of Insurance coverage as in effect on October 31, 1996 for destruction, damage to, or loss of any asset of the Seller (whether or not covered by Insurance);

             (e) change in accounting principles, methods or practices, investment practices, claims, payment and processing practices or policies regarding intercompany transactions, except for such changes as were necessary to conform with GAAP;

             (f)      revaluation of any assets of the Seller;

             (g) declaration, setting aside, or payment of a dividend or other distribution in respect of the Seller's capital stock, or any direct or indirect redemption, purchase or other acquisition of any shares of the Seller's capital stock;

             (h) issuance or sale of any shares of capital stock or of any other equity security or of any security convertible into or exchangeable for equity securities;

             (i) amendment to the Certificate of Incorporation or By-laws or equivalent organizational documents of the Seller;

             (j) disposition of or lapse of any Intangible Property or Software of the Seller, or any license, permit or authorization to use any of the foregoing, other than dispositions or lapses in the ordinary course of business of Intangible Property or Software not material to the Seller or the Business;

             (k) creation of any Lien, other than in the ordinary course of business;

             (l)   discharge  or   satisfaction   of  any  Lien  or  payment  or
cancellation of any liability, other than in the ordinary course of business;

             (m) cancellation of any assets, debt or claims or waiver or release of any Contract, right or claim, other than cancellations, waivers and releases in the ordinary course of business which do not exceed $1,000 in the aggregate;

             (n) indebtedness incurred or any commitment to borrow money, any incurrence of a contingent liability or any guaranty or commitment to guarantee the indebtedness of others entered into, by the Seller, other than expenditures incurred or commitments made pursuant to clause (p) below or customary transactions in the ordinary course of business not in excess of $1,000 in the aggregate;

             (o)  capital   expenditure  or  capital  commitment   requiring  an
expenditure of monies, other than customary transactions in the ordinary course of business not in excess of $1,000 in the aggregate;

             (p) increase or commitment to increase the salary or other compensation payable or to become payable to any of its officers, directors or employees, agents or independent contractors, or the payment of any bonus to the foregoing Persons;

             (q) loan or extension of credit to officers or employees; or

             (r) agreement or understanding to take any of the actions described above in this Section 4.11.

    4.12     Taxes.

             (a) Except as set forth on Schedule 4.12 annexed hereto, all Tax Returns for all periods which end prior to or which include the Closing Date that are or were required to be filed by, or with respect to, the Seller have been or shall be filed on a timely basis in accordance with the Laws of each Governmental Authority. The Seller and the Stockholders shall timely file or cause to be filed all Tax Returns that shall be required to be filed after the Closing Date by, or with respect to, the Seller, for all periods which end prior to or which include the Closing Date, in accordance with applicable Laws. All such Tax Returns that have been filed were, when filed, and continue to be, true, correct and complete in all material respects. All such Tax Returns that will be filed shall be true, correct and complete in all material respects when filed by the Seller and/or the Stockholders.

             (b) Schedule 4.12 annexed hereto lists all United States federal, state, local and foreign income Tax Returns that have been filed since 1992, by or with respect to the Seller and that have been audited by any Governmental Authority or are closed by the applicable statute of limitations. Schedule 4.12 annexed hereto describes all adjustments to income Tax Returns filed by, or on behalf of, the Seller for all taxable years since 1992 that have been proposed by any representative of any Governmental Authority, and the resulting Taxes, if any, proposed to be assessed. All deficiencies proposed (plus interest, penalties and additions to Tax that were or are proposed to be assessed thereon, if any) as a result of any examinations have been paid, reserved against, settled, or, as set forth on Schedule 4.12 annexed hereto, are being contested in good faith by appropriate proceedings. Except as set forth on Schedule 4.12 annexed hereto, there are no outstanding waivers or extensions of any statute of limitations relating to the payment of Taxes for which the Seller and/or any of the Stockholders may be liable and no Governmental Authority has either formally or informally requested such a waiver or extension.

             (c) The Seller has paid, or made provision for the payment of, all Taxes that have or may become due for all periods which end prior to or which include the Closing Date, including all Taxes reflected on the Tax Returns referred to in this Section 4.12, or in any assessment, proposed assessment or notice, either formal or informal, received by any of the Seller or the Stockholders, except such Taxes, if any, as are set forth on Schedule 4.12 annexed hereto that are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided. The charges, accruals and reserves with respect to Taxes on the books and records of the Seller (determined in accordance with GAAP) are adequate and are at least equal to the liabilities of the Seller for Taxes. All Taxes that the Seller is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Authorities. There are no Liens with respect to Taxes upon any of the assets of the Seller (except for Taxes not yet due). All Taxes that may later become due and payable with respect to any taxable period which ends prior to or which includes the Closing Date for the Seller shall be paid by the Seller and the Stockholders.

             (d) The Seller is not a party (other than as an investor) to any industrial development bond.

             (e) For purposes of this Section 4.12, references to the Seller shall also refer to any predecessor companies.

    4.13 Insurance. Schedule 4.13 annexed hereto sets forth an accurate, correct and complete list and summary description (including the name of the insurer, coverage, premium and expiration date) of all binders or policies of fire, liability, product liability, workers compensation, vehicular, unemployment and other insurance, self insurance programs and fidelity bonds (collectively, "Insurance") maintained by the Seller or in which the Seller is a named insured. All Insurance has been issued under valid and enforceable policies or binders for the benefit of the Seller, and all such policies or binders are in full force and effect and none of the premiums therefor are past due. The Seller is in compliance with the terms of all such policies and binders. In the opinion of the Seller and the Stockholders, all Insurance is of such types and in such amounts and for such risks, casualties and contingencies as are customarily insured against by enterprises in operations similar to the Business, as currently conducted by the Seller. There are no pending or asserted claims against any Insurance carrier as to which any insurer has denied liability, and there are no claims under any Insurance policy or binder that have been disallowed or improperly filed. Except as set forth on Schedule 4.13 annexed hereto, no notice of cancellation or nonrenewal with respect to, or increase of premium on, any Insurance has been received by the Seller since October 31, 1996.

    4.14 Contracts. Schedule 4.14 annexed hereto sets forth an accurate, correct and complete list of the following Contracts to which the Seller is a party or may be bound or affected, by which its assets may be bound or affected or pursuant to which the Seller is an obligor or a beneficiary:

             (a) Contracts with respect to Real Property, Tangible Property, Insurance, Intangible Property and Software, and all Affiliate Contracts, Benefit Plans and Licenses and Permits;

             (b) Any Contract for capital expenditures or for the purchase of Tangible Property or services by the Seller which involves consideration payable by any party thereto in excess of $1,000 in any fiscal year;

             (c) Any Contract evidencing any indebtedness in excess of $1,000 or obligation for the deferred purchase price of assets in excess of $1,000 (excluding normal trade payables) or guaranteeing any indebtedness, obligation or liability in excess of $1,000;

             (d) Any Contract concerning confidentiality or non-competition;

             (e) Any Contract with any of the Stockholders, or any Affiliate of any of the Stockholders;

             (f) Any joint venture, partnership, cooperative arrangement or any other Contract involving a sharing of profits;

             (g) Any Contract with any Governmental Authority;

             (h) Any power of attorney, proxy or similar instrument;

             (i) Any Contract to indemnify any Person or to share any Tax liability of any of the Stockholders;

             (j) Any other Contract related to the Business, as currently conducted by the Seller or as proposed to be conducted by the Purchaser after the Closing (other than those Contracts excluded by an express exception from the descriptions set forth in clauses (a) through (i) above), which (A) involves consideration payable by any party thereto in excess of $1,000 in any fiscal year or (B) provides for a period of performance which extends beyond twelve
(12) months from the date hereof; and

             (k)  Any  proposed   arrangement   or  Contract  which  the  Seller
reasonably expects to be near consummation and of a type that if entered into would be a Contract described in clauses (a) through (j) above.

             Accurate, correct and complete copies of each such Contract have been delivered by the Seller and the Stockholders to the Purchaser. Each such Contract is in full force and effect. The Seller has complied in all material respects with all commitments and obligations on its part to be performed or observed under each such Contract. To the best knowledge of the Seller and the Stockholders, each party to each such Contract other than the Seller has complied with all commitments and obligations on its part to be performed or observed thereunder, except for such noncompliance which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. No event has occurred which is or, after the giving of notice or passage of time or both, would constitute a default under any such Contract. The Seller has not received any notice of a default, offset or counterclaim under any such Contract.

    4.15     Real Property.

             (a) Schedule 4.15 annexed hereto sets forth an accurate, correct and complete list of all Real Property leased or subleased by the Seller. The Seller does not own any Real Property. All such Real Property is in good operating condition and repair (reasonable wear and tear excepted), is suitable for the purposes for which it is presently being used and is adequate to meet all present and reasonably anticipated future requirements of the Business, as currently conducted by the Seller or as proposed to be conducted by the Purchaser after the Closing. The Seller has been in peaceable possession of the premises covered by each Real Property lease or sublease of the Seller since the commencement of the original term of such lease or sublease.

             (b) Each of the Real Property leases and subleases of the Seller (and leases underlying such subleases) is in full force and effect and contains no terms other than the terms contained in the copies heretofore delivered to the Purchaser. The Seller has complied with all commitments and obligations on its part to be performed or observed under each such Real Property lease or sublease. To the best knowledge of the Seller and the Stockholders, each party to each such Real Property lease or sublease other than the Seller has complied with all commitments and obligations on its part to be performed or observed thereunder, except for such noncompliance which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. The Seller has not received any notice of a default, offset or counterclaim under any Real Property lease or sublease of the Seller (or lease underlying such sublease) and no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any Real Property lease or sublease of the Seller (or lease underlying such sublease). There is no Lien affecting any leasehold interest under any Real Property lease or sublease of the Seller. The Closing will not constitute a default under any of the Real Property leases or subleases of the Seller.

             (c) There is no pending or, to the best knowledge of the Seller and the Stockholders, threatened action or proceeding (including condemnation and foreclosure) which could affect the Real Property of the Seller.

             (d) To the best knowledge of the Seller and the Stockholders, there are no defaults by the landlords under any of the Real Property leases or subleases of the Seller and such landlords have performed all of their obligations thereunder, except for such defaults which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. The Seller has not waived any obligation of any such landlord or any right under any of the Real Property leases or subleases of the Seller. There is no pending or, to the best knowledge of the Seller and the Stockholders, threatened action or proceeding which could affect the Real Property leases or subleases of the Seller.

    4.16     Tangible Property.

             (a) Schedule 4.16 annexed hereto sets forth an accurate, correct and complete list of all Tangible Property owned or leased by the Seller with a value in excess of $1,000. The Seller has good and clear title to all of the Tangible Property set forth on Schedule 4.16 annexed hereto as being owned by the Seller, free and clear of all Liens. All such Tangible Property is in good operating condition and repair (reasonable wear and tear excepted), is suitable for the purposes for which it is presently being used and is adequate to meet all present requirements of the Business as currently conducted by the Seller. The Seller has been in peaceable possession of the Tangible Property covered by each Tangible Property lease of the Seller since the commencement of the term thereof.

             (b) Each of the Tangible Property leases of the Seller is in full force and effect. The Seller has complied with all commitments and obligations on its part to be performed or observed under each such Tangible Property lease. To the best knowledge of the Seller and the Stockholders, each party to each such Tangible Property lease other than the Seller has complied with all commitments and obligations on its part to be performed or observed thereunder, except for such noncompliance which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. The Seller has not received any notice of a default, offset or counterclaim under any Tangible Property lease of the Seller, and no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any such Tangible Property lease. There is no Lien affecting any leasehold interest under any such Tangible Property lease.

    4.17     Intangible Property; Intellectual Property.

             (a) Schedule 4.17 annexed hereto sets forth an accurate, correct and complete list of all Intangible Property of the Seller. Schedule 4.17 annexed hereto sets forth an accurate, correct and complete list of all licenses and other Contracts entered into by the Seller relating to the Intangible Property of the Seller. The Seller is the sole and exclusive owner of the Intangible Property of the Seller set forth on Schedule 4.17 annexed hereto as being owned by the Seller and, to the best knowledge of the Seller and the Stockholders after due inquiry, has the right to use the Intangible Property of the Seller set forth on Schedule 4.17 annexed hereto as being leased, licensed or otherwise used by the Seller. No action, suit, proceeding or investigation is pending or, to the best knowledge of the Seller and the Stockholders, threatened with respect to the Intangible Property of the Seller.

             (b) To the best knowledge of the Seller and the Stockholders after due inquiry, none of the Intellectual Property of the Seller interferes with, infringes upon, conflicts with or otherwise violates the rights of any Person or, to the best knowledge of the Seller and the Stockholders, is being interfered with or infringed upon by any Person, and none of the Intellectual Property of the Seller is subject to any outstanding Judgment. Except as set forth on Schedule 4.17 annexed hereto, there are no royalty, commission or similar arrangements, and no licenses, sublicenses or Contracts, pertaining to the Intellectual Property of the Seller. The Seller has not agreed to indemnify any Person for or against any infringement of or by the Intellectual Property of the Seller. Except as set forth on Schedule 4.17 annexed hereto, all items of Intellectual Property of the Seller are properly registered under applicable Law.

    4.18     Software.

             (a) Schedule 4.18 annexed hereto sets forth an accurate, correct and complete list of all computer Software programs used, licensed, leased or owned, directly or indirectly, by the Seller and all pending Software development projects, together with an identification of the Persons undertaking such projects. The Seller is the sole and exclusive owner of the Software set forth on Schedule 4.17 or Schedule 4.18 annexed hereto as being owned by the Seller and, to the best knowledge of the Seller and the Stockholders after due inquiry, has the right to use the Software set forth on such schedules as being leased, licensed or otherwise used by the Seller.

             (b) All documentation relating to Software material to the Seller or the Business is current, accurate and sufficient in detail and content to identify and explain the nature thereof and to allow its full and proper use by the Seller without reliance on the special knowledge or memory of others. No proprietary rights in any Software have been transferred, whether by sale, assignment or license, or have been lost. All Software material to the Seller or the Business is presently protected, and is not part of the public knowledge or literature, nor has any Software been used, divulged or appropriated for the benefit of any other Person or to the detriment of the Seller. The rights of the Seller in the Software are free and clear of all Liens. The Seller has not received notice of any violation of trade secret rights, copyrights or other proprietary rights with respect to any Software, and neither the Seller nor any Stockholders knows of any basis therefor. Any and all copies of Software are in the sole and exclusive possession and control of the Seller.

    4.19     Employee Benefit Plans.

             (a) Benefit Plans. Schedule 4.19 annexed hereto sets forth an accurate, correct and complete list of all "employee benefit plans" (as defined in Section 3(3) of ERISA), bonus, profit sharing, deferred compensation, incentive or other compensation plans or arrangements, and other employee fringe benefit plans, whether funded or unfunded, qualified or unqualified, maintained or contributed to by any of the Company Group Members for the benefit of any of their respective directors, officers or employees or other Persons (all the foregoing are collectively referred to herein as the "Benefit Plans"). All Benefit Plans, related trust Contracts or annuity Contracts (or any other funding instrument), and all plans, Contracts, arrangements and commitments referred to in this Section 4.19, are in full force and effect. No liability to any Company Group Member exists with respect to any Benefit Plan which has been terminated.

             (b) Funding. All contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the Benefit Plans have been made in a timely manner since the commencement of such Benefit Plans. All such contributions to, and payments from, the Benefit Plans for any period ending before the Closing that are not yet required to be made will be, as of the Closing, properly accrued on the Financial Statements delivered prior to the Closing. None of the Company Group Members currently have any unfunded pension benefit liabilities and no liability, contingent or otherwise, of any Company Group Member currently exists with respect to any past unfunded pension benefit liabilities, if any. There currently are no, and there have never been any uncorrected, accumulated funding deficiencies, as defined in Sections 302 of ERISA and Section 412 of the Code, whether or not waived, in any Benefit Plan and no liability, contingent or otherwise, of any Company Group Member currently exists on account of any accumulated funding deficiencies, if any. No Benefit Plan is underfunded on a termination basis, as calculated in accordance with the rules of the PBGC.

             (c) Compliance With the Code and ERISA. Each of the Company Group Members and each Benefit Plan (and any related trust agreement or annuity contract or any other funding instrument) comply currently, and have complied in all material respects in the past, both as to form and operation, with the provisions of all Laws applicable to Benefit Plans. All necessary governmental approvals for the Benefit Plans have been obtained.

             (d) Administration. Each Benefit Plan has been administered to date in material compliance with the requirements of the Code and ERISA. There is no liability for failure to file or distribute reports, Returns and similar documents with respect to the Benefit Plans required to be filed since the commencement of the Benefit Plans with any Government Authority or distributed to any Benefit Plan participant on a timely basis. To the best knowledge of the Seller and the Stockholders, there are no investigations by any Governmental Authority, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan pending or threatened that could give rise to any liability to any of the Stockholders, any of the Company Group Members, or the directors, officers or employees of the Seller or a trustee, administrator or other fiduciary of any trusts created under any Benefit Plan.

             (e) Prohibited Transactions. No "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has ever occurred which involves the assets of any Benefit Plan and which could subject any of the Stockholders, the Company Group Members, or any of the directors, officers or employees of the Seller, or a trustee, administrator or other fiduciary of any trusts created under any Benefit Plan, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA. None of the Stockholders, the Company Group Members, the directors, officers or employees of the Seller, a trustee, administrator or other fiduciary of any Benefit Plan, nor any agent of any of the foregoing, has ever engaged in any transaction or acted or failed to act in a manner which could subject any of the Company Group Members, their businesses or the Purchaser to any liability for breach of fiduciary duty under ERISA or any other applicable Law.

             (f) Liabilities to Pension Benefit Guaranty Corporation. None of the Company Group Members has any liability to the PBGC or has ever had any such event which could result in a liability to any Company Group Member following the Closing. There has never been a "reportable event" (as defined in Section 4043(b) of ERISA and the regulations of the PBGC under such Section) with respect to any Benefit Plan subject to Title IV of ERISA for which thirty (30) day reporting requirements have not been waived.

             (g) Multi-employer Plans. None of the Benefit Plans is, and none of the Company Group Members has ever been a party to, a "multi-employer pension plan" as defined in Section 3(37) of ERISA.

             (h) Welfare Plans. No welfare plan (as defined in Section 3(1) of ERISA) maintained by any Company Group Member provides medical or death benefits with respect to current or former employees beyond their termination of employment (other than coverage mandated by Law). Each such welfare plan to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance with such sections.

             (i) Compensation. No Contract entitles any individual to severance or termination pay or accelerates the time of payment and vesting, or increases the amount, of compensation due, or benefits payable under any Benefit Plan with respect to, any Person.

    4.20     Employees.

             (a) Contracts. Schedule 4.20 annexed hereto sets forth an accurate, correct and complete list of all Contracts with Stockholders, officers, directors and employees of the Seller, or Affiliates of any of the foregoing (collectively, "Affiliate Contracts").

             (b) Compensation. Schedule 4.20 annexed hereto sets forth an accurate, correct and complete list of all employees of the Seller as of the date hereof, including name, title or position and their present annual compensation (including bonuses, commissions, fringe benefits and deferred compensation). Except as set forth in the Financial Statements, the Seller has not, except in the ordinary course of its business consistent with past practice, (i) paid, or made any accrual or arrangement relating to severance or termination of employment, to any of its present or former officers or directors or to any of its employees who are not officers or directors of the Seller; (ii) made any general wage or salary increases; or (iii) increased or altered any other benefits or Insurance provided to any officer, director or employee of the Seller. No officer, director or employee of the Seller is eligible for payments that would constitute "excess parachute payments" under Section 280G of the Code.

             (c) Disputes. There are no controversies pending or, to the best knowledge of the Seller and the Stockholders, threatened involving any group of employees of the Seller and there are no collective bargaining or other union Contracts to which the Seller is a party or by which the Seller may be bound or affected. The Seller has not suffered or sustained any work stoppage and, to the best knowledge of the Seller and the Stockholders, no such work stoppage is threatened. No union organizing, election or other activities involving any employees of the Seller are in progress or threatened.

    4.21 Inventory. All inventory of the Seller was acquired by the Seller in the ordinary course of business and is in good condition and is usable and saleable in the ordinary course of such business. The Seller has good and valid title to the inventory, free and clear of all Liens.

    4.22 Accounts Receivable. All accounts receivable of the Seller reflected on the Financial Statements as at October 31, 1996 and January 14, 1997 and all accounts receivable of the Seller arising subsequent to the date thereof are as a result of bona fide services performed by the Seller in the ordinary course of business of the Seller and, to the best knowledge of the Seller and the Stockholders, are subject to no defenses, offsets or counterclaims.

    4.23 Customers and Suppliers. Schedule 4.23 annexed hereto sets forth an accurate, correct and complete list of the ten (10) largest customers (in terms of gross revenues) of the Seller and all suppliers (in terms of purchases) material to the Business, as currently conducted by the Seller, for the fiscal year ended December 31, 1995. Since October 31, 1996, none of the customers set forth on Schedule 4.23 annexed hereto has (i) ceased doing business with, or materially decreased the amount of business given to, the Seller, (ii) notified the Seller (nor does the Seller or any Stockholder have any reason to believe) that it does not intend to enter into a business relationship with the Purchaser after the Closing substantially on the same terms as such customer had with the Seller prior to the Closing, or (iii) materially modified the terms on which it does business with the Seller nor, to the best knowledge of the Seller and the Stockholders, threatened to do any of the foregoing. Since October 31, 1996, none of the suppliers set forth on
Schedule 4.23 annexed hereto has cancelled or otherwise terminated its relationship with the Seller.

    4.24 Compliance With Laws. Each of the Seller, the Business and the Assets comply with all Laws, including Environmental Laws, applicable to the Seller, the Business and the Assets, except for such noncompliance which is not reasonably likely to have a Material Adverse Effect. An accurate, correct and complete list of all Judgments applicable to the Seller, the Business and the Assets are set forth on Schedule 4.24 annexed hereto, and the Seller is in compliance with all such Judgments.

    4.25 Licenses and Permits. Schedule 4.25 annexed hereto contains an accurate, correct and complete list of each license, permit, certificate, approval, franchise, registration, accreditation or authorization issued to the Seller and used in the Business, as currently conducted by the Seller or as proposed to be conducted by the Purchaser after the Closing, or which are required under applicable Environmental Laws (collectively, "Licenses and Permits"). The Licenses and Permits are valid and in full force and effect and there are no pending or, to the best knowledge of the Seller and the Stockholders, threatened proceedings which could result in the termination, revocation, limitation or impairment of any of the Licenses and Permits. The Seller has all Licenses and Permits as are necessary or appropriate to enable it to own and conduct the Business, as currently conducted by the Seller or as proposed to be conducted by the Purchaser after the Closing (assuming the Purchaser proposes to conduct the Business after the Closing substantially the same as the Seller conducted the Business immediately prior to the Closing), and comply with all applicable Environmental Laws, and all of such Licenses and Permits are included in the Assets.

    4.26 Legal Proceedings. Except as set forth on Schedule 4.26 annexed hereto, there is no action, suit, proceeding, complaint, charge, Tax or other audit, investigation or arbitration or other method of settling disputes or disagreements by or before any Governmental Authority pending or, to the best knowledge of the Seller and the Stockholders, threatened against or affecting any of the Seller, Business or Assets or which questions the validity of this Agreement or any action taken or to be taken in connection with the actions contemplated hereby. Except as set forth on Schedule 4.26 annexed hereto, neither the Seller, the Business nor any of the Assets are subject to any Judgment or other agreement which restricts the ability of any of the Seller, the Stockholders or the Purchaser from consummating the transactions contemplated hereby or from operating the business as currently conducted by the Seller or as proposed to be conducted by the Purchaser after the Closing (assuming the Purchaser proposes to conduct the Business after the Closing substantially the same as the Seller conducted the Business immediately prior to the Closing).

    4.27 Absence of Certain Practices. None of the Seller, any Stockholder, director, officer, agent or employee of the Seller or any other Person acting on behalf of the Seller, including the Stockholders, has given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other Person who is or may be in a position to help or hinder the Seller in connection with any proposed transaction involving the Seller. None of the Seller, any Stockholder, director, officer, agent or employee of the Seller or any other Person acting on behalf of the Seller has, contrary to Law, (i) used any corporate or other funds for contributions, payments, gifts, or entertainment, or made any expenditures relating to political activity to, or on behalf of, government officials or others, (ii) accepted or received any contributions, payments, gifts or expenditures or (iii) had any transaction or payment which was not recorded in its accounting books and records or disclosed on its financial statements (including the Financial Statements).

    4.28 Intercompany Transactions. Schedule 4.28 annexed hereto contains a complete and accurate list of all services and transactions currently provided to the Seller by any of the Stockholders (or any of their Affiliates), or provided by the Seller to any of the Stockholders (or any of their Affiliates), including a description of the financial terms of such transactions.

    4.29 Books and Records. The books of account and other financial records of the Seller are accurate, correct and complete in all material respects. The minute books of the Seller contain accurate, correct and complete records of the charter (as amended or restated) and By-laws (as amended or restated) and of all meetings of the Seller, and accurately reflect all other corporate action of the Stockholders, the Board of Directors and the committees of the board of directors of the Seller.

    4.30 Bulk Sales and Transfer Taxes. Neither the sale and transfer of the Assets pursuant to this Agreement, nor the Purchaser's ownership, possession or use thereof from and after the Closing as a result of such sale and transfer, will result in or be subject to: (a) any Law pertaining to bulk sales or transfers or fraudulent conveyances which might make such sale or transfer or any part thereof ineffective as to creditors of or claimants against the Seller;
(b) any State or local sales, use, transfer, excise, or license tax, fee, or charge applicable to any of the Assets; or (c) the imposition of any liability upon the Purchaser for appraisal rights or any other liability of any nature whatsoever owing to any stockholder of the Seller or any other person which has not been expressly assumed by the Purchaser in this Agreement.

    4.31     Assets.

             (a) There are no properties or assets used, held for use or usable by the Seller in the Business valued in excess of $1,000 which are not set forth on the Schedules hereto and, except for contemplated additions or deletions in the ordinary course of business that are not material in the aggregate, the Assets include all properties and assets the ownership, holding or use of which is necessary for the performance by the Purchaser of any Assumed Liability and the lawful conduct of the Business.

             (b) The Seller has good and marketable title to all of the Assets owned by it, free and clear of any Lien except (i) the lien of property taxes not delinquent, and (ii) the Liens listed on the Schedules hereto. The Seller is the sole and exclusive owner of all of the Assets, other than those listed on the Schedules hereto as being leased, licensed or otherwise used by the Seller, and, except as disclosed on the Schedules hereto, the Seller does not use any of the Assets by the consent of any other person and is not required to make any payments to others with respect to the Assets. To the best knowledge of the Seller and the Stockholders after due inquiry, the Seller has the right to use all of the Assets leased, licensed or otherwise used by it. Upon the Closing, the Purchaser will indefeasibly own and hold good and marketable title to the Assets owned by the Seller, free and clear of all Liens (except for any Surviving Liens) of any nature whatsoever, whether such Liens are now existing or perfected or at any time hereafter arise or become perfected pursuant to any Law, Contract or otherwise, and the Purchaser will have the right to use all of the Assets leased, licensed or otherwise used by the Seller.

             (c) All leases, subleases, licenses and other Contracts which are being transferred to the Purchaser at the Closing will be, upon the consummation of the transactions contemplated by this Agreement, in good standing, valid and effective and grant the leasehold estates or rights of occupancy or use they purport to grant.

5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller and the Stockholders as follows:

    5.1 Organization, Standing, Power and Qualification. The Purchaser is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware, and has all necessary power and authority to own, lease and operate the assets it now owns, leases and operates, to carry on its business, as currently conducted or as proposed to be conducted, to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser, and assuming due authorization, execution and delivery by the Seller and the Stockholders, this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by bankruptcy, reorganization, moratorium, fraudulent conveyance and insolvency Laws and by other Laws affecting the rights of creditors generally and except as may be limited by the availability of equitable remedies.

    5.2 Authorization. The Sale Options to be issued hereunder are duly authorized and constitute legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as may be limited by bankruptcy, reorganization, moratorium, fraudulent conveyance and insolvency Laws and by other Laws affecting the rights of creditors generally and except as may be limited by the availability of equitable remedies. The CCL-DL Membership Interests to be issued upon exercise of the Sale Options shall be, when issued and paid for in accordance with the terms thereof, assuming the truth of the representations and warranties of the Stockholders, duly authorized and validly issued, free of any and all Liens and all preemptive, subscription and other rights (in each case other than those created by the Stockholders).

    5.3 No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby shall not, result in or constitute (a) a default, breach or violation of the Certificate of Formation or Operating Agreement of the Purchaser or any Contract to which the Purchaser is a party or by which any of its assets may be bound or affected; (b) an event which (with notice or lapse of time or both) would permit any Person to terminate, accelerate the performance required by, or accelerate the maturity of any indebtedness or obligation of the Purchaser under any Contract to which the Purchaser is a party or by which any of its assets may be bound or affected; (c) the creation or imposition of any Lien on any assets of the Purchaser; or (d) subject to the receipt of the Consents required as set forth on Schedule 5.4 annexed hereto, a violation of any Law or Judgment of any Governmental Authority or any other restriction of any kind or character by which the Purchaser or any of its Assets may be bound or affected.

    5.4 Consents. Except as set forth on Schedule 5.4 annexed hereto, the execution and delivery of this Agreement by the Purchaser do not, and the consummation of the transactions contemplated hereby shall not, require any Consents to be obtained by the Purchaser.

    5.5 Legal Proceedings. There is no action, suit, proceeding, complaint, charge, Tax or other audit, investigation or arbitration or other method of settling disputes or disagreements by or before any Governmental Authority pending or, to the best knowledge of the Purchaser, threatened against or affecting the Purchaser or its assets or which questions the validity of this Agreement or any action taken or to be taken in connection with the transactions contemplated thereby. Neither the Purchaser nor any of its assets are subject to any Judgment or other agreement which restricts the ability of the Purchaser from consummating the transactions contemplated hereby or purchasing the Assets.

    5.6 No Brokers. Neither the Purchaser nor any of its officers, managers, employees or agents has entered into any Contract, arrangement or understanding with any Person which could result in the obligation of any party hereto to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with this Agreement or the transactions contemplated hereby.

    5.7 Disclosure. No representation, warranty or statement made by the Purchaser in this Agreement, the Exhibits and Schedules annexed hereto, or in any other material furnished or to be furnished by the Purchaser to the Seller or any Stockholders or their respective representatives, attorneys and accountants pursuant to or, in connection with this Agreement or the transactions contemplated hereby, contains or shall contain any untrue statement of a material fact, or omits or shall omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

6.  Covenants and Other Agreements.

    6.1 Employment, Incentive Compensation and Put Agreements; Sale Options; Managers.

             (a) At the Closing, the Purchaser shall enter into (i) employment agreements with each of the Optionholders (the "Employment Agreements"), substantially in the form annexed hereto as Exhibit C, (ii) an incentive compensation agreement with the Optionholders (the "Incentive Compensation Agreement"), substantially in the form annexed hereto as Exhibit D, and (iii) a put agreement with the Optionholders (the "Put Agreement"), substantially in the form annexed hereto as Exhibit E. Additionally, at the Closing, the Purchaser shall issue to the Optionholders options (the "Sale Options") to purchase CCL-DL Membership Interests substantially in the form annexed hereto as Exhibit F, and MTE and the Stockholders shall enter into the Limited Liability Company Operating Agreement of the Purchaser substantially in the form annexed hereto as Exhibit H.

             (b) From and after the Closing, the Managers of the Purchaser shall consist solely of Gary Strack, Dan Rosen, Martin Irwin and each of the Stockholders, and each of such Managers shall serve for a term of five (5) years from the Closing Date. As long as the Stockholders beneficially own the CCL-DL Interests and the Sale Options and prior to the consummation of a public offering of securities of the Purchaser, each Stockholder/Member shall have the right to designate a Manager of the Purchaser reasonably acceptable to MTE. It is acknowledged and agreed to that each of SW and MR are deemed reasonably acceptable to MTE as Managers of the Purchaser, subject to the provisions of their respective Employment Agreements.

    6.2 Reasonable Efforts; Further Assurances. Each of the parties hereto will use their reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement (and each other agreement delivered or to be delivered in connection herewith), and each of the Seller and the Stockholders will use their best efforts to insure that the Purchaser has the benefits of all of the covenants and agreements contained in this Agreement (and each other agreement delivered or to be delivered in connection herewith). From and after the date hereof, each of the Seller and the Stockholders shall, at the request of the Purchaser, execute and deliver to the Purchaser, without further consideration, all such further assignments, endorsements, instruments of conveyance and transfer, and other documents as the Purchaser may reasonably request in order to fully effectuate the transactions contemplated by this Agreement (and each other agreement delivered or to be delivered in connection herewith).

    6.3 Collections. On and after the Closing Date, the Purchaser shall have the sole right and authority (in consultation with its officers and subject to the review of the Stockholders) to collect, for its own account and sole benefit, all monies payable in respect of the Assets, no matter how or when earned. If the Seller or any Stockholder shall receive any such monies, they shall hold all such monies in trust for the sole benefit of the Purchaser. Within five (5) business days after receipt thereof, the Seller or any Stockholder shall cause the transfer and delivery to the Purchaser of any monies or other property which any of them may receive after the Closing Date in respect of the Assets. The Seller authorizes the Purchaser to endorse in the Seller's name all notes, checks, drafts, money orders or other instruments of payment in respect of the foregoing which may come into the possession of the Purchaser, and the Seller hereby ratifies all that the Purchaser shall lawfully do or cause to be done by virtue hereof. This right shall become irrevocable upon Closing.

    6.4 Option Plan. The Purchaser agrees to establish a option plan authorizing the issuance to its key senior employees of options to purchase up to an aggregate 5% ownership interest in the Purchaser (assuming exercise of the Sale Options) to be administered by the Managers of the Purchaser, or a designated committee thereof. Options granted thereunder will be exercisable at the fair market value of the interests so purchased as determined in good faith by the Managers, or a committee thereof, on the grant date.

    6.5 Change of Name. As soon as practicable after the Closing, and in any event within twenty (20) days, the Seller shall, and the Stockholders shall cause the Seller to, change its name to any name not containing the words "Cognitive" or "Communication" or words similar to or susceptible of confusion with such words, or any combination or abbreviation thereof, by appropriate amendment to its Certificate of Incorporation (or other charter document), and the Stockholders further agree not to use any such words in the name of any business entity they may form or otherwise control.

7.  Deliveries by the Seller and the Stockholders at the Closing.

    At or prior to the Closing, the Seller and the Stockholders shall have delivered to the Purchaser all of the following:

             (a) the Bill of Sale;

             (b) resolutions duly adopted by the Board of Directors of the Seller authorizing the transactions which are the subject of this Agreement, certified by all of the directors of the Seller;

             (c) certificates issued by appropriate Governmental Authorities evidencing, as of a recent date, the good standing and tax status of the Seller in its jurisdiction of incorporation and in those jurisdictions in which it is qualified to do business;

             (d) a copy of the Certificate of Incorporation or other applicable charter instruments and all amendments thereto of the Seller, certified by all of the directors of the Seller;

             (e) a copy of the By-laws or comparable documents, including all amendments thereto, of the Seller, certified by all of the directors of the Seller;

             (f) the  purchase  price for the CCL-DL  Interests  as set forth in
Section 2.2;

             (g) all Consents set forth in Schedule 4.4 annexed hereto;

             (h) the Employment Agreements, the Incentive Compensation Agreement and the Put Agreement duly executed by the Optionholders, in each case in substantially the forms annexed hereto as Exhibit C, Exhibit D and Exhibit E, respectively;

             (i) the favorable opinion, dated the date of the Closing, of the Seller's and Stockholders' Counsel, reasonably satisfactory in substance and form to the Purchaser, substantially in the form annexed hereto as Exhibit G; and

             (j) the Limited Liability Company Operating Agreement of the Purchaser duly executed by the Stockholders, in substantially the form annexed hereto as Exhibit H.

8.  Deliveries by the Purchaser at the Closing.

    At the Closing, the Purchaser shall deliver to the Seller and/or the Stockholders the following:

             (a) the Bill of Sale;

             (b) the Cash Portion;

             (c) a copy of the Certificate of Formation and all amendments thereto of the Purchaser, certified by the Secretary of State of the State of Delaware;

             (d) all Consents set forth on Schedule 5.4 annexed hereto;

             (e) the Employment Agreements, the Incentive Compensation Agreement and the Put Agreement duly executed by the Purchaser, in each case in substantially the forms annexed hereto as Exhibit C, Exhibit D and Exhibit E, respectively;

             (f)  the  Sale  Options  duly   executed  by  the   Purchaser,   in
substantially the form annexed hereto as Exhibit F;

             (g) the IPL Agreement duly executed by IPL;

             (h) the Limited Liability Company Operating Agreement of the Purchaser duly executed by MTE, in substantially the form annexed hereto as Exhibit H;

             (i) the favorable opinion, dated the date of the Closing, of the Purchaser's Counsel, reasonably satisfactory in substance and form to the Stockholders, substantially in the form annexed hereto as Exhibit I;

             (j) resolutions duly adopted by the Board of Directors of IPL authorizing the transactions which are the subject of this Agreement, certified by the Secretary of IPL; and

             (k) resolutions duly adopted by the Managers of the Purchaser authorizing the transactions which are the subject of this Agreement, certified by the Secretary of the Purchaser.

9.  Indemnification.

    9.1 Survival of Representations, Warranties, Covenants and Agreements. Except as otherwise expressly provided for herein, all representations, warranties, covenants and agreements of the parties hereto included or provided for herein, or in other instruments or agreements delivered or to be delivered pursuant hereto shall survive for a period of eighteen (18) months following the Closing Date (the "Survival Period"); provided, however, that all representations, warranties, covenants or agreements relating to Taxes shall survive until the expiration of the applicable statute of limitations relating to such Taxes, taking into account any extensions of the statute of limitations pursuant to the Code or pursuant to any Contract. The respective representations, warranties, covenants and agreements contained herein shall not be deemed waived or otherwise affected or impaired by the consummation of the transactions hereunder, notwithstanding that any party has notice of a breach or failure to perform by any other party hereto or that any party may have made any investigation; provided, however, that, with respect to the representations, warranties, covenants and agreements of the Seller and/or the Stockholders, if either of the persons currently serving as IPL's Chief Operating Officer or Chief Financial Officer has actual notice as of the date hereof of such breach or failure, the preceding clause shall not apply.

    9.2      General Indemnity.

             (a) Each of the Seller and the Stockholders, jointly and severally, agree to indemnify the Purchaser and its Affiliates, and all directors, managers, officers, employees and representatives of each of the foregoing, against (i) any and all damage, loss, claim, expense, deficiency or cost in connection with the breach or threatened breach by any of the Seller or the Stockholders of any representation or warranty made by any of such parties hereunder or from any state of facts which is misrepresented in or omitted from any certificate, Exhibit, Schedule or other instrument furnished by any of them to the Purchaser hereunder, or the failure to comply or threatened failure to comply by any of them with any covenant made by any of them hereunder, (i) any and all damage, loss, claim, expense, deficiency or cost related to any of the Unassumed Liabilities or Excluded Assets, (iii) any liability of any of the Seller or the Stockholders relating to the conduct of the Business on or prior to the Closing Date, including for Taxes or with respect to any Benefit Plan, and (iv) any and all actions, suits, proceedings, demands, assessments, Judgments, costs, costs of collection and legal and other expenses incident to any of the foregoing.

             (b) The Purchaser agrees to indemnify and hold harmless the Seller and the Stockholders against (i) any and all damage, loss, claim, expense, deficiency or cost in connection with the breach or threatened breach by the Purchaser of any representation or warranty made by the Purchaser hereunder or from any state of facts which is misrepresented in or omitted from any certificate, Exhibit, Schedule or other instrument furnished by the Purchaser to the Seller and/or the Stockholders hereunder or the failure to comply or threatened failure to comply by the Purchaser with any covenant contained herein, and (ii) any and all actions, suits, proceedings, demands, assessments, Judgments, costs, costs of collection and legal and other expenses incident to any of the foregoing.

             (c) The indemnification obligations of the Seller and the Stockholders pursuant to Section 9.2(a) hereof, other than indemnification obligations relating to Section 4.22 of this Agreement or Taxes, shall not exceed the amount of the Purchase Price and the aggregate Contingent Payments. The Purchaser shall not assert any claim for indemnification pursuant to this Agreement, other than indemnification obligations relating to Section 4.22 of this Agreement or Taxes, unless and until the aggregate amount of such claims exceeds Thirty Five Thousand Dollars ($35,000) in the aggregate, in which case the Purchaser may assert all such claims.

    9.3      Claims.

             (a) In the event that at any time a claim is made by any Person not a party to this Agreement with respect to any matter to which the indemnity provided for by Section 9.2(a) relates, the Purchaser, on not less than twenty
(20) days' notice to the Seller and the Stockholders, may make settlement of such claim and such settlement shall be binding upon the Seller and the Stockholders; provided, however, that the Seller and the Stockholders shall have the option, to be exercised by notice to the Purchaser within ten (10) days after such first mentioned notice shall have been given, to assume the contest and defense of such claim; provided further, however, that none of the Seller or the Stockholders shall be liable for any settlement of any such claim effected by the Purchaser without their written consent but, if settled with their written consent, the Seller and the Stockholders agree to indemnify and hold harmless the Purchaser from and against any loss, liability, damage or expense by reason of such settlement. If the Seller and the Stockholders shall exercise such option, they shall have control over such contest and defense and over the payment, settlement or compromise of such claim, and the Purchaser agrees to cooperate fully with the Seller and the Stockholders and their attorneys with respect to such contest and defense. Any payment or settlement resulting from such contest, together with the total expenses thereof, including reasonable attorneys' fees, shall be binding upon the Seller, the Stockholders and the Purchaser. Notwithstanding the foregoing, the Seller and the Stockholders agree that, without the Purchaser's prior written consent, they will not settle, compromise or consent to the entry of any Judgment in any pending or threatened claim in respect of which indemnification could be sought under the indemnification provisions of this Article 9 (whether or not the Purchaser or any other Person who may be indemnified hereunder is an actual or potential party to such claim) unless such settlement compromise or consent includes an unconditional release of the Purchaser and each other Person who may be indemnified hereunder from all loss, liability, damage or expense arising out of such claim.

             (b) In the event that at any time a claim is made by any Person not a party to this Agreement with respect to any matter to which the indemnity provided for by Section 9.2(b) relates, the Seller and the Stockholders, on not less than twenty (20) days' notice to the Purchaser, may make settlement of such claim and such settlement shall be binding upon the Purchaser; provided, however, that the Purchaser shall have the option, to be exercised by notice to the Seller and the Stockholders within ten (10) days after such first mentioned notice shall have been given, to assume the contest and defense of such claim; provided further, however, that the Purchaser shall not be liable for any settlement of any such claim effected by the Seller and the Stockholders without its written consent but if settled with its written consent, the Purchaser agrees to indemnify and hold harmless the Seller and the Stockholders from and against any loss, liability, damage or expense by reason of such settlement. If the Purchaser shall exercise such option, it shall have control over such contest and defense and over the payment, settlement or compromise of such claim, and the Seller and the Stockholders agree to cooperate fully with the Purchaser and its attorneys with respect to such contest and defense. Any payment or settlement resulting from such contest, together with the total expenses thereof, including but not limited to reasonable attorneys' fees, shall be binding upon the Purchaser, the Seller and the Stockholders. Notwithstanding the foregoing, the Purchaser agrees that, without the prior written consent of the Seller and the Stockholders, the Purchaser will not settle, compromise or consent to the entry of any Judgment in any pending or threatened claim in respect of which indemnification could be sought under the indemnification provisions of this Article 9 (whether or not the Seller, the Stockholders or any other Person who may be indemnified hereunder is an actual or potential party to such claim) unless such settlement compromise or consent includes an unconditional release of the Stockholders and each other Person who may be indemnified hereunder from all loss, liability, damage or expense arising out of such claim.

    9.4      Disputes.

             (a) If the Purchaser claims that any Seller or Stockholder is liable with respect to any matter to which the foregoing indemnity relates, the Purchaser shall give written notice to such party, which notice shall specify the amount claimed and the facts upon which the claim is based. Each claim shall be deemed approved by the applicable party unless such party gives the Purchaser written notice of disapproval within twenty (20) days of receipt of such claim. The parties shall undertake, in good faith, to adjust any such claim which is so disapproved.

             (b) If any of the Seller or the Stockholders claim that the Purchaser is liable with respect to any matter to which the foregoing indemnity relates, they shall give written notice to the Purchaser, which notice shall specify the amount claimed and the facts upon which the claim is based. Each claim shall be deemed approved by the Purchaser, unless the Purchaser gives the Seller and the Stockholders written notice of disapproval within twenty (20) days of receipt of such claim. The parties shall undertake, in good faith, to adjust any such claim which is so disapproved.

10.          Cooperation.

    (a) Each of the Purchaser, the Seller and the Stockholders shall provide the other parties with such assistance as may reasonably be requested by any of them in connection with any claim arising under this Agreement, and each shall retain and provide the others with any records or information that may be relevant to any claim.

    (b) If any of the Seller, the Stockholders or the Purchaser, as the case may be, fails to provide any information requested by another party within a reasonable period, or otherwise fails to do any act required of it under this Article 10, then such party shall be obligated, notwithstanding any other provision of this Agreement, to indemnify such other party and shall hold such other party harmless from and against any and all costs, claims, or damages. For purposes of the indemnification provisions of this Agreement, the failure to give any notice in a timely manner shall not relieve the indemnifying party of its obligations hereunder unless the indemnifying party is prejudiced by such failure.

11.          Registration Rights.

    11.1     Demand Registration.

             (a) At any time after the first anniversary of the date of the consummation of the Purchaser's initial public offering under the Securities Act, the Holders of 50% or more of the then outstanding Registrable Securities may make a written request to the Purchaser to register such number of Registrable Securities under the Securities Act as such Holders may request in writing to the Purchaser (such requests are referred to herein as a "Demand Registration"). Any such request from the Holders shall specify the number of Registrable Securities proposed to be sold and the intended method of distribution thereof. Subject to the penultimate sentence of Section 11.1(b), the Purchaser shall have no obligation to file more than one (1) registration statement under the Securities Act with respect to a Demand Registration and shall have no obligation to register any Registrable Securities with respect to a Demand Registration unless such Registrable Securities may be registered on a Form S-3 registration statement (or any successor form with similar "short-form" disclosure permitting the inclusion or incorporation of information by reference to other documents filed by the Purchaser with the Commission). The Purchaser shall give written notice of any such requests to all of the Holders within thirty (30) days after receipt thereof. Within fifteen (15) days after receipt of such notice by the Holder, the Holder may request in writing that any of his Registrable Securities be included in the registration statement with respect to the Demand Registration.

             (b) Except as otherwise provided in Section 11.1 hereof, a registration will not be deemed to be a Demand Registration unless it has been declared effective by the Commission; provided, however, that if, after the registration statement has been declared effective by the Commission, the offering of Registrable Securities pursuant to such registration statement is or becomes subject to any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of the Registrable Securities pursuant to the registration statement, such registration statement will be deemed not to have been effected for purposes of this Section 11.1. If a registration statement requested pursuant to this Section 11.1 is deemed not to have been effected, then the Purchaser shall continue to be obligated to effect a Demand Registration in accordance with this Section 11.1. The Holders shall be permitted to withdraw all or any part of the Registrable Securities to be offered for their benefit at any time prior to the effective date of the Demand Registration; provided, however, that the withdrawing holders shall be responsible for all fees and expenses incurred by them prior to such withdrawal.

    11.2 Piggyback Registration. If, at any time, the Purchaser proposes to file a registration statement under the Securities Act with respect to an offering for its own account or for the account of others of any class of equity securities of the Purchaser (other than a registration relating solely to employee benefit plans, a transaction under Rule 145 of the Act or a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and other than a registration relating to the Purchaser's initial public offering unless (and pro rata, based on the aggregate number of equity securities of the Purchaser then owned by such persons, to the same extent as) IPL or any of its Subsidiaries or Affiliates are selling any of their equity securities of the Purchaser pursuant to such registration), then the Purchaser shall give written notice of such proposed filing to the Holders at least twenty-five (25) days before the anticipated filing date, and such notice shall offer the Holders the opportunity to register such number of Registrable Securities as such Holder may request in writing to the Purchaser within fifteen (15) days after the date such Holder first received notice of such registration (a "Piggyback Registration"); provided, however, that the Purchaser shall have no obligation to register any Registrable Securities pursuant to this Section 11.2 unless Holders shall request that 50% or more of the then outstanding Registrable Securities be included in such registration.

    11.3 Conditions to Registration. The Holder may not participate in any registration hereunder unless the Holder:

             (a) agrees to sell his Registrable Securities on the basis provided in any underwriting agreements approved by the Purchaser;

             (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting agreements and which are customary with industry practice; and

             (c) agrees that if an underwriter advises the Purchaser in writing that the number of securities proposed to be sold in such registration is greater than the number of securities which the underwriter believes is feasible to sell at that time, at the price and on the terms approved by the Purchaser, then the underwriter may exclude some or all of the Registrable Securities to be offered by the Holders from such registration. The Purchaser shall advise the Holders of the limitation and that the number of Registrable Securities to be offered by the Holders will be reduced to the number recommended by the underwriter.

    11.4     Provisions Regarding Registration Generally.

             (a) Registration Expenses. In any registration initiated as a Demand Registration or a Piggyback Registration, the Purchaser will pay or cause to be paid all costs, fees and expenses in connection therewith ("Registration Expenses"), including, without limitation, the Purchaser's legal and accounting fees, printing expenses and "blue sky" fees and expenses, except that the Purchaser shall not pay for (i) underwriting discounts and commissions, (ii) state transfer taxes, (iii) brokerage commissions, (iv) fees and expenses of counsel and accountants for the Holders and (v) blue sky fees and expenses in jurisdictions where the Purchaser is not currently registered or qualified, whether or not the registration statement becomes effective.

             (b) Holdback Agreements. To the extent not inconsistent with applicable Law, the Holders agree not to effect any public sale or distribution of securities of the Purchaser, including a sale pursuant to Rule 144 or in reliance on any other exemption from registration under the Securities Act, during the fourteen (14) days prior to, and during the ninety (90) day period beginning on, the effective date of a registration statement that includes Registrable Securities (except as part of such registration), but only if and to the extent requested in writing (with reasonable prior written notice) by the underwriter(s) in the case of an underwritten public offering of securities of the Purchaser.

             (c) Alternative Disposition. Notwithstanding the other provisions of this Article 11, the Purchaser shall not be obligated to register any Registrable Securities of any Holder pursuant to this Article 11 if, in the opinion of counsel to the Purchaser, the sale or other disposition of the Registrable Securities of such Holder or Holders could be effected without registration under the Securities Act during the four (4) week period immediately preceding the effective date of the registration.

    11.5  Registration  Procedures.  In connection with any  registration  under
Article 11, the Purchaser covenants and agrees that it shall use its best efforts to:

             (a) prepare and file with the Commission a registration statement with respect to the Registrable Securities to be offered by the Holders and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Purchaser will furnish to the counsel selected by the Holders copies of all such documents proposed to be filed);

             (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith and such other documents necessary to comply with the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, as may be necessary to keep such registration statement effective for a period of not less than six (6) months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

             (c) furnish to the Holders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents, including correspondence with the Commission, as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities to be offered by the Holders;

             (d) use its best efforts to continue to qualify the Registrable Securities to be offered by the Holders under such other securities or "blue sky" laws of such jurisdictions as the Purchaser is already registered or qualified;

             (e) notify the Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statement therein not misleading, and at the request of the Holders, the Purchaser will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities to be offered by the Holders, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; and

             (f) cause all Registrable Securities to be offered by the Holders to be listed on each securities exchange on which the equity securities of the Purchaser are then listed.

    11.6     Indemnification.

             (a) The Purchaser agrees to indemnify and hold harmless the Holders against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, any amendment or supplement thereto, any prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission based upon information with respect to the Holders furnished in writing to the Purchaser by or on behalf of the Holders expressly for use therein; provided, however, that in the event the prospectus shall have been amended or supplemented and copies thereof, as so amended or supplemented, shall have been furnished to the Holders prior to the confirmation of any sales of Registrable Securities by the Holders, such indemnity with respect to the prospectus shall not inure to the benefit of any Holder if the person asserting such loss, claim, damage or liability did not, at or prior to the confirmation of the sale of Registrable Securities by such Holder to such person, receive a copy of the prospectus as so amended or supplemented and the untrue statement or omission of a material fact contained in the prospectus was corrected in the prospectus as so amended or supplemented.

             (b) In connection with any registration statement in which the Holders participate, the Holders will furnish to the Purchaser in writing such information with respect to the Holders as the Purchaser reasonably requests for use in connection with any such registration statement or prospectus, and each Holder agrees to indemnify and hold harmless the Purchaser, its managers and officers and each person who controls the Purchaser (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, any amendment or supplement thereto, any prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement is contained in or such omission relates to any information with respect to such Holder so furnished in writing by such Holder specifically for inclusion in any prospectus or registration statement.

                  (c) In order to provide for just and equitable contribution in circumstances in which the foregoing indemnification is applicable in accordance with its terms but for any reason is held to be unavailable from the Purchaser or the Holders, the Purchaser and the Holders shall contribute to the total losses, claims, damages, liabilities and expenses and damages (including reasonable costs of investigation) to which the Purchaser and the Holders may be subject in such proportion as shall be appropriate to reflect the relative fault of the Purchaser, on the one hand, and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage, liability or expense, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Purchaser or the Holders, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Purchaser and the Holders agree that it would not be just and equitable if contributions pursuant to this clause (c) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. Notwithstanding anything contained herein to the contrary, no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

12.      Miscellaneous.

         12.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party shall bear its own legal and accounting expenses, and any finder's fees, broker's or agent's commission or similar payments incurred by such party, in connection with the transactions contemplated by this Agreement; provided, however, that the Purchaser agrees that if the Closing hereunder is consummated it shall pay up to $25,000 to Seller's and Stockholders' Counsel at the Closing for their fees and expenses incurred by the Seller and the Stockholders in connection with this Agreement and the transactions contemplated hereby.

         12.2     Publicity; Confidentiality.

                  (a) The parties shall agree with each other as to timing and content prior to issuing any announcement, press release, public statement or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby; provided, however, that, nothing herein shall prohibit any party to this Agreement from making any public disclosure regarding this Agreement and the transactions contemplated hereby if, in the opinion of counsel to such party, such disclosure is required by Law or by valid judicial process.

                  (b) Each of the parties (each a "Providee") hereto shall, and shall cause their respective officers, directors, managers, employees and advisors to, keep confidential any information or document provided by or otherwise obtained from any other party hereto or its Subsidiaries or Affiliates (collectively, the "Providers") concerning the business and/or operations of the Providers, unless such information or document (i) was already or becomes generally available to the public, other than as a result of a disclosure by the Providee, (ii) was or becomes available on a non-confidential basis from a source other than the Providers provided that such source is not known by the Providee to be bound by a confidentiality agreement with, or an obligation of confidentiality to, the Providers, or (iii) is required to be disclosed by Law or by valid judicial process.

         12.3 Headings. Section headings contained in this Agreement are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.

         12.4 Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given (i) on the date of service if personally served, (ii) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid or (iii) on the date sent if sent by facsimile, to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

                  If to the Seller or the Stockholders, to:

                  Cognitive Communications, Inc.
                  2 Gannett Drive
                  Suite 200
                  White Plains, New York  10604
                  Fax No.:

                  with a copy to:

                  Roberts, Sheridan & Kotel
                  12 East 49th Street
                  New York, New York  10017
                  Attention:        David H. Wollmuth, Esq.
                  Fax No.:          (212) 299-8686

                  If to the Purchaser, to:

                  Cognitive Communications, LLC
                  c/o International Post Limited
                  545 Fifth Avenue
                  New York, New York  10017
                  Attention:        President
                  Fax No.:          (212) 986-1364

                  with a copy to:

                  Shereff, Friedman, Hoffman & Goodman, LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attention:        Jeffry S. Hoffman, Esq.
                  Fax No.:          (212) 758-9526

         12.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. None of the parties hereto shall assign any rights or delegate any duties hereunder without the prior written consent of other parties hereto; however, the Purchaser may assign its rights and remedies, and delegate its obligations, to any one or more of its or IPL's Subsidiaries or Affiliates.

         12.6 Governing Law: Consent to Jurisdiction. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of New York as applied to contracts made and to be performed entirely within the State of New York. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court located within the County of New York, State of New York, and each party hereto agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party hereto further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

         12.7 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, sets forth the entire understanding and agreement of the parties with respect to their subject matter and supersede any and all prior understandings, negotiations or agreements among the parties hereto, both written and oral, with respect to such subject matter.

         12.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

         12.9 Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, in whole or in part, the validity of the remaining provisions shall not be affected and the remaining portion of any provision held to be invalid, illegal or unenforceable shall in no way be affected, prejudiced or disturbed thereby.

         12.10 No Prejudice. This Agreement has been jointly prepared and negotiated by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

         12.11 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person except as expressly provided herein other than the parties hereto and their respective successors and permitted assigns.

         12.12 Amendment and Modification. This Agreement may be amended or modified only by written agreement executed by all parties hereto.

         12.13 Waiver. At any time prior to the Closing, each of the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the covenants, agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by the party granting such waiver. Such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

         12.14 Right to Setoff. Except as expressly provided in Section 2.1, the Seller and the Stockholders guarantee to the Purchaser the accuracy and truthfulness of the representations and warranties and the due performance of the covenants and agreements made by them pursuant to this Agreement and to insure the availability of funds for the payment of amounts, claims or other expenses of the type set forth in this Agreement, including, without limitation, in Article 10, the Purchaser shall be entitled to off-set claims against any Seller arising under this Agreement against any accrued and unpaid amounts due (or amounts which may accrue and become due) to the Seller or the Stockholders from the Purchaser as a Contingent Payment and against the Seller and the Stockholders, or any of them, directly. This right of set-off shall not be exclusive and shall not preclude the Purchaser from exercising any of its rights or remedies.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                       COGNITIVE COMMUNICATIONS, INC.



                                       By: -----------------------------------
                                           Name:
                                           Title:



                                           -----------------------------------
                                           Susan Wiener



                                           -----------------------------------
                                           Michael Rudnick


                                           COGNITIVE COMMUNICATIONS, LLC



                                       By: -----------------------------------
                                           Jeffrey J. Kaplan
                                           Executive Vice President and
                                           Chief Financial Officer